  EXHIBIT 99.1

November 3, 2016

Midwest Energy Emissions Corp. Announces Debt Exchange with Alterna Capital Partners, LLC

Debt Exchange to Provide a Simplified Capital Structure and Reduced Dilution

LEWIS CENTER, OH– (Marketwired) – November 3, 2016 – Midwest Energy Emissions Corp. (OTCQB: MEEC) ("ME2C" or the "Company"), a leader in mercury emissions control in North America, has announced that it has entered into a debt exchange agreement with AC Midwest Energy LLC, an affiliate of Alterna Capital Partners, LLC (Alterna), a registered investment advisor located in Wilton, CT.

Under the terms of the exchange agreement, Alterna will exercise a portion of their 24.9 million warrants (when taking into account anti-dilution provisions) for 10.0 million shares of ME2C common stock, and surrender the remaining unexercised portion of the warrants and its existing $9.646 million senior secured convertible notes, in exchange for a $9.646 million non-convertible senior secured note and a $13.0 million non-convertible subordinated unsecured note. The 10.0 million shares of ME2C common stock received in connection with the above exercise are subject to lock-up for 12 months. Once complete, this transaction is expected to reduce the Company’s total outstanding shares on a fully diluted basis by approximately 34.2 million.

“Our longstanding and trusted relationship with Alterna is a direct result of our execution and their belief in our long-term value proposition to our customers,” said Richard MacPherson, President and CEO of ME2C. “This exchange improves our balance sheet significantly and positions the Company to further increase shareholder value.”

The completion of the transactions described herein are subject to various closing conditions, including but not limited to the completion of an equity offering raising at least $10.0 million of gross proceeds. The foregoing is qualified in its entirety by a more complete discussion of the transactions, which will be set forth in a Form 8-K to be filed by the Company. The securities described herein have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Midwest Energy Emissions Corp. (ME2C)

Midwest Energy Emissions Corp. (OTCQB: MEEC) delivers patented and proprietary solutions to the global coal-power industry to remove mercury from power plant emissions, providing performance guarantees, and leading-edge emissions services. The U.S. Environmental Protection Agency (EPA) MATS rule, which has been subject to legal challenges, requires that all coal- and oil-fired power plants in the U.S., larger than 25 mega-watts, must remove roughly 90% of mercury from their emissions starting April 15, 2015. ME2C has developed patented technology and proprietary products that have been shown to achieve mercury removal levels compliant with MATS at a significantly lower cost and with less operational impact than currently used methods, while preserving the marketability of fly-ash for beneficial use. For more information, please visit www.midwestemissions.com.

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Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain "forward-looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by using words such as “anticipate," "believe," "plan," "expect," "intend," "will," and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. Matters that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the gain or loss of a major customer, change in environmental regulations, disruption in supply of materials, capacity factor fluctuations of power plant operations and power demands, a significant change in general economic conditions in any of the regions where our customer utilities might experience significant changes in electric demand, a significant disruption in the supply of coal to our customer units, the loss of key management personnel, availability of capital and any major litigation regarding the Company. In addition, this release contains time-sensitive information that reflects management's best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in the Company's periodic filings with the Securities and Exchange Commission.

Company Contact:

Richard MacPherson

Chief Executive Officer

Midwest Energy Emissions Corp.

Main: 614-505-6115

rmacpherson@midwestemissions.com

Investor Relations Contact:

Greg Falesnik

Senior Vice President

MZ Group - MZ North America

Main: 949-385-6449

greg.falesnik@mzgroup.us

www.mzgroup.us

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